 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

_____________________

Date of report (Date of earliest event reported): April 5, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2019, Amyris, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Foris Ventures, LLC (“Foris”), an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of the Company’s outstanding common stock, to make available to the Company an unsecured credit facility in an aggregate principal amount of $8.0 million, which the Company borrowed in full on April 8, 2019 and issued to Foris a promissory note in the principal amount of $8.0 million (the “Foris Note”). The Foris Note has a maturity date of October 14, 2019. In connection with the entry into the Foris Credit Agreement and the issuance of the Foris Note, the Company agreed to pay Foris a fee of $1.0 million, payable on or prior to the maturity date of the Foris Note; provided, that such fee will be reduced to $0.5 million if the Company repays the Foris Note in full by July 15, 2019. The Foris Credit Agreement and Foris Note contain customary terms, provisions, representations and warranties, including certain events of default after which the Foris Note may be due and payable immediately. In addition, the Foris Note is subordinated in right of payment to certain outstanding indebtedness of the Company.

Item 2.02	Results of Operations and Financial Condition.

As a result of the restatement by the Company of the financial statements discussed in Item 4.02(a) below, as well as other adjustments identified during the preparation and audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2018 (“Fiscal 2018”), the Company anticipates that its revenue and net income for Fiscal 2018, as compared to the financial results included in the Company’s earnings release issued on March 18, 2019, will be reduced by approximately $12 million to $16 million and $7 million to $11 million, respectively. The estimated impact to the Fiscal 2018 financial results of the errors discussed in Item 4.02(a) below, as well as such other adjustments identified during the preparation and audit of the Company’s Fiscal 2018 consolidated financial statements, could materially change based on further review and analysis of Fiscal 2018, including the identification of additional material errors.

As previously disclosed in a footnote to the unaudited condensed consolidated statements of operations included in the Company’s earnings release issued on March 18, 2019, during the fourth quarter of 2018 the Company entered into a series of agreements and amendments to existing agreements with a related party which were still being evaluated for accounting purposes. The Company stated that the final accounting treatment of these transactions may result in a material downward adjustment of the quarter and year-to-date 2018 licenses and royalties revenue amounts. These anticipated adjustments are the result of (i) evaluating the series of fourth quarter transactions and other transactions with Koninklijke DSM N.V. (together with its affiliates, “DSM”) in 2018 as a combined arrangement, and (ii) determining the fair value of each element and adjusting the contractual values of each element to its allocated fair value. Notwithstanding the adjustments referenced above and in Item 4.02(a) below, the Company received $11.4 million in respect of the three month period ended March 31, 2018 under the Value Sharing Agreement (as defined below), while payment in respect of the three month period ended June 30, 2018 under the Value Sharing Agreement remains pending resolution of a dispute regarding the sales data underlying the value share calculation. However, revenue for such periods has been reduced to reflect their respective fair values at the end of each period as noted in Item 4.02(a) below.

The information in Item 2.02 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On April 5, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, after consultation with management of the Company and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, determined that the Company will restate its interim condensed consolidated financial statements for the quarterly and year-to-date periods ended March 31, 2018, June 30, 2018 and September 30, 2018, included in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively (collectively, the “Non-Reliance Periods”). Accordingly, investors should no longer rely upon the Company’s previously released consolidated financial statements for the Non-Reliance Periods. In addition, investors should no longer rely upon earnings releases for these periods and other communications relating to these consolidated financial statements.

During the preparation and audit of the Company’s consolidated financial statements for Fiscal 2018, the Company concluded that (i) a material error was made related to the estimates for recognizing revenue for royalty payments under the Value Sharing Agreement, dated December 28, 2017 (the “Value Sharing Agreement”), as amended, between the Company and DSM under Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, for the quarterly and year-to-date periods ended March 31, 2018 and June 30, 2018 and year-to-date period ended September 30, 2018, (ii) material errors were made related to certain expenses that should have been identified and recorded as accrued liabilities in the fiscal quarter ended September 30, 2018 and (iii) material errors were made related to certain foreign currency transaction gains that should have been identified and recorded as other income in the quarterly and year-to-date periods ended June 30, 2018 and September 30, 2018. As a result, the Company anticipates that the restatement for these material errors and certain other matters will include a reduction in revenue and an increase in net loss for the Non-Reliance Periods as follows: approximately $4 million and $4 million, respectively, for the fiscal quarter ended March 31, 2018; approximately $8 million and $8 million, respectively, for the fiscal quarter ended June 30, 2018; approximately $1 million and $7 million, respectively, for the fiscal quarter ended September 30, 2018; approximately $12 million and $11 million, respectively, for the six months ended June 30, 2018; and approximately $13 million and $18 million, respectively, for the nine months ended September 30, 2018. The estimated impact to the financial statements of the errors could materially change based on further review and analysis of the Non-Reliance Periods, including the identification of additional material errors. The Company is in the process of finalizing its evaluation of internal control over financial reporting and expects to report material weaknesses in addition to the material weakness reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The Company has reached a conclusion that its system of internal control over financial reporting is not effective as of December 31, 2018.

On March 19, 2019, the Company filed a Notification of inability to timely file Form 10-K on Form 12b-25 due to the Company’s need for additional time to finalize the accounting for and disclosure of the significant transactions with DSM that closed in November 2018, and to complete its evaluation of internal control over financial reporting for 2018 and finalize related disclosures in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”). Due to the time and effort required to complete such matters, the Company did not file the Form 10-K with the SEC on or before the fifteenth calendar day following the prescribed due date for the Form 10-K. In the process of completing the preparation and audit of the Fiscal 2018 consolidated financial statements to be included in the Form 10-K, the Company identified the material errors in its consolidated financial statements for the Non-Reliance Periods noted above. The errors will be corrected in restated financial statements included in amendments to the Quarterly Reports on Form 10-Q (the “Amended Form 10-Qs”) for the Non-Reliance Periods. The Company is diligently pursuing completion of the restatement and intends to file the Amended Form 10-Qs and the Form 10-K as soon as reasonably practicable.

The Audit Committee and management of the Company have discussed the matters disclosed in this Item 4.02(a) with KPMG.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s intent to restate its prior consolidated financial statements for the Non-Reliance Periods, the estimated impact of adjustments to the financial statements for the Non-Reliance Periods and Fiscal 2018, the expected results of the Company’s evaluation of its internal control over financial reporting, the anticipated timing for filing the Amended Form 10-Qs and the Form 10-K and related matters. These statements are subject to risks and uncertainties, including the risk that the process of preparing the restated consolidated financial statements or other subsequent events would require the Company to make additional adjustments to its financial statements and the time and effort required to complete the restatement of its consolidated financial statements and file the Amended Form 10-Qs and the Form 10-K, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: April 11, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer